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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-55508) originally filed with the Commission on February 13, 2001, of our report dated February 6, 2001 included in Loudeye Technologies, Inc.'s Annual Report on Form 10-K (File No. 000-29583) for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP


Seattle, Washington
April 6, 2001